Exhibit 10.22

                          EMPLOYMENT AGREEMENT BETWEEN
                  HIGH PLAINS GAS, LLC AND JOSEPH D. HETTINGER


     This Employment Agreement (hereinafter the "Agreement"), executed effective the 1st day of January, 2011 (hereinafter the "Effective Date"), is entered into by and among High Plains Gas, LLC, a Wyoming limited liability company (the "Employer") and Joseph D. Hettinger (the "Employee"). The Employer and the Employee may individually be referred to as a "Party" and collectively as the "Parties".

WHEREAS, the Employer and the Employee are desirous of entering into this Agreement wherein the Employee shall become employed on a full-time basis on behalf of the Employer and any affiliates of the Employer at all locations which may require the services of the Employee commencing effective January 1, 2011; and

WHEREAS, the Employee is willing and able to accept employment with the Employer on the terms and conditions set forth in this Employment Agreement during the Term (as defined herein) of this Agreement.

NOW, THEREFORE, in consideration of the payment of the sum of one hundred dollars ($100.00) by the Employer to the Employee at the time of the execution of this Agreement, and of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties hereto agree as follows:

SECTION  1.     EMPLOYMENT.
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     1.1     TERM.  The Employer agrees to employ the Employee, and the Employee agrees to be employed by the Employer pursuant to this Agreement for a period commencing on the 1st day of January, 2011 (such date hereinafter referred to as the "Effective Date") and ending on the earlier of: (i) 12:00 a.m. (midnight) the 31st day of December, 2011; or (ii) the termination of the Employee's employment in accordance with Section 3 hereof (the "Term"). Unless either Party elects to terminate this Agreement prior to the conclusion of its initial Term or any renewal Term by providing the other Party notice of such election at least sixty (60) calendar days prior to the expiration of the then current Term, this Agreement shall automatically renew for successive one (1) year terms, subject to early termination as provided for herein, upon the terms and conditions provided within this Agreement, commencing on the day after the expiration of the then current Term.

     1.2 DUTIES. During the Term, the Employee shall serve as a full-time Chief Financial Officer and shall perform such duties, functions and responsibilities during the Term commensurate with the Employee's position as reasonably directed by the Company's Board of Directors. The Employee's principal place of employment shall be located in Gillette, Wyoming

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provided  that  Employee  shall  travel  and  shall  render  services  at  other locations,  both  as may reasonably be required to fulfill his duties hereunder.

     1.3 EXCLUSIVITY; OTHER EMPLOYMENT AND INVESTMENTS DURING TERM AND DURING PERIOD OF NON-COMPETITION. Except as otherwise provided herein, during the Term, the Employee shall devote his full business time and attention to the business and affairs of the Employer, shall faithfully serve the Employer, and shall in all material respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Company's President, consistent with Section 1.2, herein. Nothing contained herein shall prevent the Employee from being involved in charitable, civic, or other outside business activities provided such activities do not pose a conflict of interest or interfere with the performance of his duties to the Employer pursuant to this Agreement.

     Notwithstanding anything to the contrary contained herein, during the Term and during the period of non-competition, the Employee's ownership of shares of stock and Membership Interests/Membership Units or other form of ownership in the businesses as identified on the attached SCHEDULE 1 to this Agreement, and his ownership and investment in any other businesses or activities not affiliated with the Employer, provided such businesses and activities are not a "Restricted Enterprise" as defined within Section 4.2 shall not constitute a breach of this Section 1.3 or any other terms and provisions of this Agreement provided such ownership, investments, or involvement do not interfere with the Employee's performance of his duties hereunder. The Parties agree the Employee may become an investor, shareholder, member, or otherwise in other businesses and investments during the Term and during the period of non-competition as provided herein.

SECTION  2.     COMPENSATION.
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     2.1     SALARY.  As  compensation  for  the  performance  of the Employee's services hereunder, during the Term, the Employer shall pay to the Employee a salary at an annual rate of one hundred and fifty thousand dollars ($150,000.00), payable in accordance with the Employer's standard payroll policies (the "Base Salary").

     2.2 BONUS. The Employer may, from time to time, in its sole discretion, adopt a stock bonus plan or otherwise determine a bonus amount which may be paid to the Employee. Nothing herein shall obligate the Employer to pay a bonus to the Employee. Any compensation paid to the Employee under this Agreement shall be subject to customary withholding for Federal, State, and other employment taxes as required with respect to compensation paid by an Employer to an Employee.

     2.3 EMPLOYEE BENEFITS. During the Term, the Employee shall be eligible to participate in such health and other group insurance and other employee benefit plans and programs of the Employer as are in effect from time to time on the same basis as other senior executives of the Company. Said health insurance coverage and the insurance carrier shall be determined and selected by and at the Employer's sole discretion and election. The Employer may terminate health insurance coverage as it may determine in its sole discretion during the Term of the Employee's employment. The Employee shall pay and contribute to any insurance plans such sums as are required pursuant to the Plan documents.

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     2.4     VACATION  AND  TIME  OFF.  During  the  Term, the Employee shall be entitled to certain paid time off, paid holidays, and vacation time in accordance with the policies and procedures as adopted by the Employer and as may be amended from time to time. Vacation time and other time off shall be scheduled by mutual agreement with the Employer.

     2.5 BUSINESS EXPENSES; MOVING EXPENSES. The Employer shall pay or reimburse the Employee for all commercially reasonable out-of-pocket business expenses the Employee incurs during the Term in performing his duties under this Agreement upon presentation of documentation and in accordance with the expense reimbursement policy of the Employer as approved by the Board of Directors of the Company (the "Board") (or a committee thereof) and in effect from time to time. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense or reimbursement described in this Agreement does not constitute a "deferral of compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder ("Section 409A"), any expense or reimbursement described in this Agreement shall be made in accordance with the policies and procedures as adopted by the Employer from time to time.

SECTION  3.     EMPLOYMENT  TERMINATION.
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     3.1     TERMINATION  OF  EMPLOYMENT.  The  Employer  may  terminate  the
Employee's employment for any reason during the Term, and the Employee may voluntarily terminate his employment for any reason during the Term, in each case (other than a termination by the Employer for Cause) at any time upon not less than thirty (30) days' notice to the other Party. The Employer may immediately terminate the Employee for Cause (as defined herein). Upon the termination of the Employee's employment with the Employer for any reason, the Employee shall be entitled to any Base Salary earned but unpaid through the date of termination, any unreimbursed expenses in accordance with Section 2.5 hereof and, to the extent not theretofore paid or provided, any other amounts or benefits required to be paid or provided under any plan, Annual Bonus or other incentive compensation plan, program, policy, practice or other contract or agreement of the Employer and its affiliated companies through the date of termination of employment (collectively, the "Accrued Amounts"). All sums to be paid for the Annual Bonus and any incentive compensation plan shall be paid to the Employee on a pro-rated basis for the entire fiscal year based on the number of days the Employee is employed by the Employer during such year.

     3.2     CERTAIN TERMINATIONS.

          (a)     TERMINATION  BY  THE  EMPLOYER  OTHER  THAN  FOR  CAUSE  OR
DISABILITY; TERMINATION BY THE EMPLOYEE FOR GOOD REASON. If the Employee's employment is terminated during the Term by the Employer other than for Cause or Disability, or by the Employee for Good Reason, in addition to the Accrued Amounts the Employee shall be entitled to a lump sum payment equal to three (3) months of Base Salary at the rate in effect immediately prior to the date of termination (such payment, the "Severance Payment"). The Employer's obligations to make the Severance Payment shall be conditioned upon: (i) the Employee's continued compliance with his obligations under Section 4 of this Agreement; and
(ii) the Employee's execution and delivery of a valid and enforceable general release of claims (the "Release") in the form attached hereto as SCHEDULE 2. In the event it is established by a court of competent jurisdiction that the Employee has breached any of the covenants set forth in Section 4 of this Agreement, the Employee will immediately return to the Employer any portion of the Severance Payment that has been paid to the Employee pursuant to this Section 3.2(a). Subject to the foregoing and Section 3.2(c), the Severance Payment will be paid to the Employee on the regularly scheduled payment dates for payroll during the three (3) month term following the termination of the Employee's employment.

          (b) DEFINITIONS. For purposes of this Section 3.2, the following terms shall have the following meanings:

               (1)     "Cause" shall mean the Employee's (i) continuing failure,
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for  more than ten (10) days after the Employer's written notice to the Employee thereof,  to  perform  such  duties as are reasonably requested by the Employer;
(ii) failure to observe material policies generally applicable to officers or employees of the Employer unless such failure is capable of being cured and is cured within ten (10) calendar days of the Employee receiving written notice of such failure; (iii) failure to reasonably cooperate with any internal investigation of the Employer unless such failure is capable of being cured and is cured within ten (10) calendar days of the Employee receiving written notice of such failure; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Employer or indictment for or conviction or plea of guilty or nolo contendre to any felony; (v) material violation of the provisions of this Agreement unless such violation is capable of being cured and is cured within ten (10) calendar days of the Employee receiving written notice of such violation; (vi) chronic absenteeism (unless caused by a Disability);
(vii) habitual use of alcohol or controlled substance that impairs the Employee's ability to perform his duties hereunder; (viii) the loss or restriction of the Employee's Driver's License or ability to provide services for any reason on behalf of the Employer at the locations in which services are provided; (ix) the inability of the Employer to obtain liability insurance covering the Employee's services at regular rates, including but not limited to the loss of his Driver's License and any other insurance policies providing coverage for the services provided by the Employer; (x) the conduct of the Employee which is detrimental to the services being provided by the Employer, violates ethical standards, or Federal, State, or local laws, or adversely affects the reputation of the Employer; (xi) any representation or warranty made by the Employee which ceases to be true or was not true when made, or the breach of any provision of this Agreement by the Employee; or (xii) the Employee's performance of services for other individuals or entities in violation of this Agreement and any other agreements existing with the Employer, its affiliates, and its successors and assigns.

               (2)     "Disability"  shall  mean  the  Employee  is  entitled to
                        ----------
receive long-term disability benefits under the long-term disability plan of the Employer in which Employee participates, or, if there is no such plan, the Employee's inability, as determined by a physician, due to physical or mental ill health, to perform the essential functions of the Employee's job, with or without a reasonable accommodation, for ninety (90) calendar days during any 365 day period irrespective of whether such days are consecutive, subject to all other laws, rules, and regulations.


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               (3)     "Good  Reason"  shall  mean:  (i)  a material and adverse
                        ------------
change in the Employee's duties or responsibilities; (ii) a reduction in the Employee's Base Salary; or (iii) a material breach by the Employer of this Agreement that, if curable, is not cured within fifteen (15) calendar days after written notice from the Employee.

          (c) SECTION 409A. If the Employee is a "Specified Employee" for purposes of Section 409A of the Code, and the regulations thereunder, to the extent required to comply with Section 409A of the Code, any Severance Payment required to be made pursuant to Section 3.2(a) which is subject to Section 409A of the Code shall not be made until one (1) day after the day which is six (6) months from the date of termination. For purposes of this Agreement, the Employee's employment with the Employer shall be considered to have terminated when the Employee incurs a "separation from service" with the Employer within the meaning of Section 409A(a)(2)(A)(i) of the Code, and applicable administrative guidance issued thereunder.

     3.3 EXCLUSIVE REMEDY. The foregoing payment upon termination of the Employee's employment shall constitute the exclusive severance payment due the Employee upon a termination of his employment under this Employment Agreement.

     3.4 RESIGNATION FROM ALL POSITIONS. Upon the termination of the Employee's employment with the Employer for any reason, the Employee shall be deemed to have resigned, as of the date of such termination, from all positions he then holds with the Employer as an Officer, Director, Employee and Member of the Board (and any committee thereof) (as applicable) and the Board of Directors (and any committee thereof) of any of the Employer's affiliates.

     3.5 COOPERATION. Following the termination of the Employee's employment with the Employer for any reason, the Employee agrees to reasonably cooperate with the Employer upon reasonable request of the Board and to be reasonably available to the Employer with respect to matters arising out of the Employee's services to the Employer and its subsidiaries. The Employer shall pay the Employee a per diem fee of not less than seventy-two dollars and twelve cents ($72.12) per hour for any such services, and shall promptly reimburse the Employee for expenses reasonably incurred in connection with such matters.

SECTION  4.     UNAUTHORIZED  DISCLOSURE;  NON-COMPETITION;  NON-SOLICITATION;
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INTERFERENCE  WITH  BUSINESS  RELATIONSHIPS;  PROPRIETARY  RIGHTS.
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     The  Employer  and  the  Employee shall, concurrently with the execution of this Agreement, enter into a Non-Competition and Confidentiality Agreement wherein the Employee shall be bound by the terms of such instrument for which separate consideration has been paid. Said Non-Competition and Confidentiality Agreement is attached hereto and marked as SCHEDULE 3. The Employee shall be bound by the terms of such Non-Competition and Confidentiality Agreement during the Term of this Agreement, during his employment, and thereafter. The Employee agrees his employment and during the Restricted Period (as defined herein) be restricted in accordance with the terms of this Agreement and the Non-Competition and Confidentiality Agreement. For purposes of this Section 4, the obligations regarding unauthorized disclosure, non-competition, non-solicitation, interference with business relationships, and proprietary rights shall be applicable to the Employer, its affiliates, subsidiaries, including but not limited to High Plains Gas, LLC, and its successors-in-interest.

     4.1 UNAUTHORIZED DISCLOSURE. The Employee agrees and understands that in the Employee's position with the Employer, the Employee will be exposed to and will receive information relating to the confidential affairs of the Employer and its affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Employer and its affiliates and other forms of information considered by the Employer and its affiliates to be confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that is now in or hereafter enters the public domain without a breach of this Agreement.

     The Employee agrees that at all times during the Employee's employment with the Employer and thereafter, the Employee shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each a "Person") other than in connection with the Employee's employment with the Employer without the prior written consent of the Employer, and shall not use or attempt to use any such information in any manner other than in connection with his employment with the Employer, unless required by law to disclose such information, in which case the Employee shall provide the Employer with written notice of such requirement as far in advance of such anticipated disclosure as possible. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Employee's employment with the Employer, the Employee shall promptly supply to the Employer all property, computers, electronic information or other media, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during the Employee's employment with the Employer, and any copies thereof in his (or capable of being reduced to his) possession. The requirement regarding non-disclosure of information shall exist during the Term of the Employee's employment and indefinitely following his termination for any reason.

     4.2 NON-COMPETITION. By and in consideration of the Employer's entering into this Agreement and the payments to be made and the benefits to be provided hereunder, and in further consideration of the Employee's exposure to the Confidential Information of the Employer and its affiliates, the Employee agrees that the Employee shall not, during the Term of the Employee's employment with the Employer (whether during the Term or thereafter) and, except as otherwise provided herein, (the "Restricted Period"), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, Director, Officer, consultant, independent contractor, employee, partner, or investor in any Restricted Enterprise (as defined herein) in which the Employer was engaged during the twenty-four (24) months preceding the date of termination; and provided further, that in no event shall ownership of one percent (1%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, which business or enterprise provides goods or services which would otherwise be a Restricted Enterprise (as defined herein) be prohibited by this Section 4.2 so long as the Employee does not have, or exercise, any rights to manage, become employed by, provide consulting services, or operate the business as such issuer other than the rights as a stockholder or member thereof.

     For purposes of this Section 4.2, "Restricted Enterprise" shall mean any business or enterprise conducted in any geographic area serviced by the Employer which materially competes with High Plains Gas, LLC, High Plains Gas, Inc., and any other affiliates or subsidiaries' business of the acquisition, exploration for, production, and transportation of minerals, including but not limited to oil, gas, coalbed methane gas, and other minerals of any type or nature except as otherwise permitted during the Term, during any period of non-competition, and as provided pursuant to Section 1.3. At the commencement of the Term of this Agreement, the geographic areas which are serviced by the Employer shall include those areas identified on the attached SCHEDULE 4, hereto. Such geographic area may be expanded during the Term of this Agreement and thereafter shall include all geographic areas serviced by the Employer on the date of the termination of the Employee's employment.

     Nothing herein shall prohibit the Employee from owning any interest in the businesses and investments as identified within the attached SCHEDULE 1 of this Agreement, any other businesses in which he may become an investor or owner during the Term and during the period of non-competition, and any businesses which are not a "Restricted Enterprise". In the event the Employee becomes an investor or owner of a business which is not at the time of his initial investment or ownership a "Restricted Enterprise", and High Plains Gas, LLC, High Plains Gas, Inc., or any of its subsidiaries thereafter engage in a similar business activity, such business of the Employee shall not thereafter become a "Restricted Enterprise", and he may continue to own and invest in such businesses. During the Restricted Period, upon request of the Employer, the Employee shall notify the Employer of the Employee's then-current employment status.

     4.3 NON-SOLICITATION OF EMPLOYEES. During the Restricted Period and for a period of thirty-six (36) months following the termination of the Employee's employment for any reason, the Employee shall not directly or indirectly induce or solicit (or assist any Person to induce or solicit) for employment any person who is, or within twenty-four (24) months prior to the date of such solicitation, was an employee of the Employer, High Plains Gas, LLC, or any of its affiliates.

     4.4 INTERFERENCE WITH BUSINESS RELATIONSHIPS. During the Restricted Period and for thirty-six (36) months following the termination of the Employee's employment for any reason, the Employee shall not directly or indirectly induce or solicit (or assist any Person to induce or solicit) any customer, supplier, or client of the Employer or its subsidiaries to terminate its relationship or otherwise cease doing business in whole or in part with the Employer or its subsidiaries, or knowingly directly or indirectly interfere with (or assist any Person to interfere with) any material relationship between the Employer or its subsidiaries and any of its or their customers or clients so as to cause harm to the Employer or its affiliates. For purposes hereof, the term "Customer" means any individual, person or entity which was or is a customer of High Plains Gas, LLC, High Plains Gas, Inc., or its affiliates, and any of its successors and assigns within two
(2) years prior to the date of the termination of this Agreement. For purposes of hereof, "Supplier" shall mean any individual, Person, or entity which was or is a supplier of any product or service to High Plains Gas, LLC, High Plains Gas, Inc., or its affiliates, and any successors and assigns within two (2) years prior to the date of the termination of this Agreement.

     4.5 EXTENSION OF RESTRICTED PERIOD. The Restricted Period and any Term following the termination of the Employee's employment for which restrictions are applicable shall be tolled for any period during which the Employee is found by a court of competent jurisdiction to have been in breach of any of Sections 4.2, 4.3, or 4.4 hereof.

     4.6 PROPRIETARY RIGHTS. The Employee shall disclose promptly to the Employer any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar Statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by him, either alone or in conjunction with others, during the Employee's employment with the Employer and related to the business or activities of the Employer and its affiliates (the "Developments"). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. Sec. 101 et seq. that are owned by the Employer and/or its applicable affiliate, the Employee assigns all of his right, title and interest in all Developments (including all intellectual property rights therein) to the Employer or its nominee without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. The Employee acknowledges that any rights in any Developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C Sec. 101 et seq. are owned upon creation by the Employer and/or its applicable affiliate as the Employee's employer.

     Whenever requested to do so by the Employer, the Employee shall execute any and all applications, assignments or other instruments which the Employer shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Employer and its affiliates therein. These obligations shall continue beyond the end of the Employee's employment with the Employer with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Employee while employed by the Employer, and shall be binding upon the Employee's employers, assigns, executors, administrators and other legal representatives.

     In connection with his execution of this Agreement, the Employee has informed the Employer in writing of any interest in any inventions or intellectual property rights that he holds as of the date hereof as set forth on
SCHEDULE 5 hereto (the "Existing Inventions"). Notwithstanding anything to the contrary herein, the Developments shall not include any Existing Inventions. If the Employer is unable for any reason, after reasonable effort, to obtain the Employee's signature on any document needed in connection with the actions described in this Section 4.6, the Employee hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Employee's agent and attorney in fact to act for and on the Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 4.6 with the same legal force and effect as if executed by the Employee.

     4.7 CONFIDENTIALITY OF AGREEMENT. Other than with respect to information required to be disclosed by applicable law, industry regulating agencies and stock exchanges, the Parties hereto agree not to disclose the terms of this Agreement to any Person, provided the Employee may disclose this Agreement and/or any of its terms to the Employee's immediate family, financial advisors, accountants, and attorneys so long as the Employee instructs every such Person to whom the Employee makes such disclosure not to disclose the terms of this Agreement further.

     4.8     REMEDIES.  The Employee agrees that any breach of the terms of this
Section 4 may result in irreparable injury and damage to the Employer, High Plains Gas, LLC, High Plains Gas, Inc., its affiliates, and successors-in-interest for which the Employer, High Plains Gas, LLC, High Plains Gas, Inc., its affiliates, and successors-in-interest may have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Employer shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all Persons acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Employer may be entitled at law or in equity, including, without limitation, the obligation of the Employee to return any Severance Payment made by the Employer to the Employee. The terms of this Paragraph shall not prevent the Employer from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Employee. The Employee and the Employer further agree that the provisions of the covenants contained in this
Section 4 are reasonable and necessary to protect the businesses of the Employer and its affiliates because of the Employee's access to Confidential Information and his material participation in the operation of such businesses.

SECTION  5.     REPRESENTATION.
-----------     --------------

     The Employee and the Employer each represents and warrants that: (i) he or it is not subject to any contract, arrangement, policy or understanding, or to any Statute, governmental rule or regulation, that in any way limits his or its ability to enter into and fully perform his or its obligations under this Employment Agreement; and (ii) he or it is otherwise able to enter into and fully perform his or its obligations under this Agreement.

SECTION  6.     NON-DISPARAGEMENT.
-----------     ------------------

     From and after the Effective Date and following termination of the Employee's employment with the Employer, the Employee agrees not to make any statement (other than statements made in connection with carrying out his responsibilities for the Employer and its affiliates) that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages, reflects adversely or encourages any adverse action against the Employer or any of its affiliates, or is otherwise derogatory of the Employer, High Plains Gas, LLC or any of its subsidiaries, affiliates, employees, officers, directors or stockholders. The provisions of this Section shall not apply to the extent the Employee is testifying truthfully under oath pursuant to any lawful court order or subpoena, or is otherwise responding to or providing disclosures required by law.

SECTION  7.     WITHHOLDING.
-----------     ------------

     The Employer may withhold from any amounts payable to the Employee under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. The Employee shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.

SECTION  8.     MISCELLANEOUS.
-----------     --------------

     8.1 INDEMNIFICATION. The Employer shall indemnify the Employee to the fullest extent provided under the Employer's By-Laws and the laws of the State of Wyoming.

8.2 AMENDMENTS AND WAIVERS. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the Party that will lose the benefit of such provision as a result of such waiver. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.3 NOTICES. Any notice, request, instruction or other document or communication to be given hereunder shall be in writing and shall be deemed to have been duly given: (i) if mailed, three (3) calendar days following the mailing of such notice in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope;
(ii) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate facsimile receipt; or (iii) if sent by other means (including e-mail), when actually received by the Party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such Party may have fixed by notice; provided, however, that in the event of delivery under clauses (ii) or (iii) (otherwise than by receipted hand delivery), such notice shall be promptly followed by notice pursuant to clause (i):

     TO  HIGH  PLAINS  GAS,  LLC                  TO  EMPLOYEE


     High  Plains  Gas,  LLC                      Joseph  D.  Hettinger
     P.O.  Box  1564                              7400  Force  Road
     Gillette,  WY  82717                         Gillette,  WY  82718

     WITH  COPIES  (WHICH  SHALL  NOT
     --------------------------------
     CONSTITUTE  NOTICE)  TO:
     ------------------------

     J.  Stan  Wolfe
     Law  Firm  of  J.  Stan  Wolfe,  P.C.
     222  S.  Gillette  Avenue,  Suite  500
     Gillette,  WY  82716
     Phone:  307.682.2151
     Facsimile:  307.686.3721
     wolfelaw@vcn.com
     ----------------

     Any Party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

8.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the Parties hereto shall be governed by the laws of the State of Wyoming without giving effect to the conflicts of law principles thereof.

8.5 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement, including those contained in Section 4 hereof, will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court determine that any provision or portion of any provision of this Agreement, including those contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the Parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court deems reasonable or valid.

8.6 ENTIRE AGREEMENT. This Agreement and all attached related agreements constitutes the entire agreement between the Parties hereto, and supersedes all prior representations, agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof.

8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.8 ASSIGNMENT AND SUCCESSORS. The rights and obligations of the Employer and its Affiliates under this Agreement may be assigned by it to an individual, Affiliate, Company, Corporation, limited liability company, limited liability partnership, or other business entity. Such rights of the Employer and its Affiliates under this Agreement may be assigned pursuant to a reorganization of the Employer or its Affiliates, and to a transferee (whether by merger, sale of all or substantially all of its assets, sale of securities of the Employer and its Affiliates, or otherwise) of the Business. The Employee and his Affiliates' rights and obligations hereunder may not be assigned to or assumed by any other Person. No other persons shall have any right, benefit or obligation hereunder.

     8.9 GENERAL INTERPRETIVE PRINCIPLES. The name assigned this Agreement and headings of the Sections, Paragraphs, Subparagraphs, clauses and subclauses of this Agreement are for convenience of reference, only, and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to "include," "includes" and "including" shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

     8.10 SECTION 409A COMPLIANCE. This Agreement is intended to comply with Section 409A of the Code (to the extent applicable) and, to the extent it would not adversely impact the Employer, the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Employee.

     8.11 DEFINITION OF "DAY". As used within this Agreement, the term "Day" or the term "Days" shall mean calendar days.

     8.12 JURISDICTION FOR DISPUTES; REMEDIES. Any action to enforce the terms and conditions of this Agreement shall be brought and venue and jurisdiction shall lie with the District Court of the Sixth Judicial District located in Gillette, Campbell County, Wyoming which shall have exclusive jurisdiction over the Parties and the subject matter of any litigation with regard to this Agreement.

     Should either Party be required to file an action to enforce this Agreement, the prevailing Party shall be entitled to his or its reasonable attorneys' fees and costs, including such fees and costs incurred prior to litigation, during litigation, and upon any appeal from the non-prevailing Party.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HIGH PLAINS GAS, LLC                      EMPLOYEE


_____________________________________     ___________________________________
By: Brent M. Cook                         Joseph D. Hettinger
Title:  Chief Executive Officer           Date Signed:________________________
Date Signed: ___________________________

STATE  OF  WYOMING          )
                         )SEC.
COUNTY OF CAMPBELL          )

     Sworn, acknowledged, and signed to before me by Brent M. Cook, Chief Executive Officer of High Plains Gas, LLC, known to me (or satisfactorily proven) to be the person named in the foregoing document, and who acknowledge that he freely and voluntarily executed the same for the purposes stated therein, this _______ day of February, 2011.

     WITNESS my hand and official seal.



                                   ________________________________
                                   Notary Public

My Commission expires:






STATE  OF  WYOMING          )
                            )SEC.
COUNTY OF CAMPBELL          )

     Sworn, acknowledged, and signed to before me by Joseph D. Hettinger, known to me (or satisfactorily proven) to be the person named in the foregoing document, and who acknowledges that he freely and voluntarily executed the same for the purposes stated therein, this _______ day of February, 2011.

     WITNESS my hand and official seal.



                                   ________________________________
                                   Notary Public

My Commission expires: